As filed with the Securities and Exchange Commission on April 10, 2015

Registration File No. 333-133154

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POST-EFFECTIVE AMENDMENT NO. 7

VOYA INSURANCE AND ANNUITY COMPANY

IOWA

(State or other jurisdiction of incorporation or organization)

41-0991508

(I.R.S. Employer Identification Number)

Voya Insurance and Annuity Company

1475 Dunwoody Drive

West Chester, PA 19380-1478

(610) 425-3400

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

J. Neil McMurdie, Esq.

Voya Insurance and Annuity Company

One Orange Way, C2N

Windsor, CT 06095 (860) 580-2824

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the

Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act,

check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer  ☐                                                                                                  Accelerated Filer  ☐

Non-accelerated filer  ☑  (Do not check if a smaller reporting company)               Smaller reporting company  ☐

PART I

INFORMATION REQUIRED IN PROSPECTUS

Voya Insurance and Annuity Company

Voya Guaranteed Account

May 1, 2015

Introduction

The Voya Guaranteed Account (the Guaranteed Account) is a fixed interest option available during the accumulation phase under the Smart Design variable annuity contract issued by Voya Insurance and Annuity Company (the Company, we, us, our).  Read this prospectus carefully before investing in the Guaranteed Account and save it for future reference.

General Description

The Guaranteed Account offers investors an opportunity to earn specified guaranteed rates of interest for specified periods of time, called guaranteed terms.  We generally offer several guaranteed terms at any one time for those considering investing in the Guaranteed Account.  The number of guaranteed terms offered may vary by state, we may not offer all guaranteed terms on all contracts, and the rates for a given guaranteed term may vary among contracts.  Each guaranteed term offers a guaranteed interest rate for investments that remain in the Guaranteed Account for the duration of the specific guaranteed term.  The guaranteed term establishes both the length of time for which we agree to credit a guaranteed interest rate and how long your investment must remain in the Guaranteed Account in order to receive the guaranteed interest rate.

We guarantee both principal and interest if, and only if, your investment remains invested for the full guaranteed term.  Charges related to the contract, such as a maintenance fee or early withdrawal charge, may still apply even if you do not withdraw until the end of a guaranteed term.  Investments taken out of the Guaranteed Account prior to the end of a guaranteed term may be subject to a market value adjustment which may result in an investment gain or loss. See “Market Value Adjustment (MVA).”

Premium Bonus Option.  If the premium bonus option is available under your contract and you elect that option, we will credit a premium bonus to your contract for each purchase payment you make during the first account year.  There is an additional charge for this option during the first seven account years.  For amounts allocated to the Guaranteed Account, the assessment of this charge will result in a reduction in the interest which would have been credited to your account during the first seven account years if you had not elected the premium bonus option.  Therefore, the fees you will pay if you elect the premium bonus option will be greater than the fees you will pay if you do not elect the premium bonus option.  The premium bonus option may not be right for you if you expect to make additional purchase payments after the first account year or if you anticipate that you will need to make withdrawals during the first seven account years.  In these circumstances the amount of the premium bonus option charge may be more than the amount of the premium bonus we credit to your contract.  See the “Premium Bonus Option-Suitability” section of the contract prospectus.  The premium bonus option may not be available in all states.

This prospectus will explain:

•      Guaranteed interest rates and guaranteed terms;

•      Contributions to the Guaranteed Account;

•      Types of investments available;

•      How rates are offered;

•      How there can be an investment risk and how we calculate gain or loss;

•      Contract charges that can affect your account value in the Guaranteed Account;

•      Taking investments out of the Guaranteed Account; and

•      How to reinvest or withdraw at maturity.

SD Guaranteed Account

Additional Disclosure Information

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.  We do not intend for this prospectus to be an offer to sell or a solicitation of an offer to buy these securities in any state or jurisdiction that does not permit their sale.  We have not authorized anyone to provide you with information that is different than that contained in this prospectus.

Voya Insurance and Annuity Company

Customer Service

P.O. Box 9271

Des Moines, IA 50306-9271

1-800-366-0066

SD Guaranteed Account

Table of Contents

                                                                                                                                   Page
SUMMARY                                                                                                                  1
DESCRIPTION OF THE GUARANTEED ACCOUNT                                           3
TRANSFERS                                                                                                                5
WITHDRAWALS                                                                                                       5
MARKET VALUE ADJUSTMENT (MVA)                                                            6
CONTRACT CHARGES                                                                                             8
OTHER TOPICS                                                                                                           8
APPENDIX I – Examples of Market Value Adjustment Calculations               I-1

APPENDIX II – Examples of Market Value Adjustment Yields                        II-1

SD Guaranteed Account

summary

The Guaranteed Account is a fixed interest option that may be available during the accumulation phase of your variable annuity contract.  The following is a summary of certain facts about the Guaranteed Account.

In General.  Amounts that you invest in the Guaranteed Account will earn a guaranteed interest rate if left in the Guaranteed Account for a specified period of time (the guaranteed term).  You must invest amounts in the Guaranteed Account for the full guaranteed term in order to receive the quoted guaranteed interest rate.  If you withdraw or transfer those amounts before the end of the guaranteed term, we may apply a “market value adjustment,” which may be positive or negative.

Deposit Periods.  A deposit period is the time during which we offer a specific guaranteed interest rate if you deposit dollars for a specific guaranteed term.  For a particular guaranteed interest rate and guaranteed term to apply to your account dollars, you must invest them during the deposit period in which that rate and term are offered.

Guaranteed Terms.  A guaranteed term is the period of time account dollars must be left in the Guaranteed Account in order to earn the guaranteed interest rate specified for that guaranteed term.  We offer different guaranteed terms at different times.  We may also offer more than one guaranteed term of the same duration with different guaranteed interest rates.  Check with your sales representative or the Company to learn the details about the guaranteed term(s) currently offered.  We reserve the right to limit the number of guaranteed terms or the availability of certain guaranteed terms.  The number of guaranteed terms offered may vary by state, we may not offer all guaranteed terms on all contracts, and the rates for a given guaranteed term may vary among contracts.

Guaranteed Interest Rates.  We guarantee different interest rates, depending upon when account dollars are invested in the Guaranteed Account.  For guaranteed terms one year or longer, we may offer different rates for specified time periods within a guaranteed term.  The interest rate we guarantee is an annual effective yield; that means that the rate reflects a full year’s interest.  We credit interest at a rate that will provide the guaranteed annual effective yield over one year.  The guaranteed interest rate(s) is guaranteed for that deposit period and for the length of the guaranteed term.

The guaranteed interest rates we offer will always meet or exceed the minimum interest rates agreed to in the contract.  Apart from meeting the contractual minimum interest rates, we cannot guarantee any aspect of future offerings.

Fees and Other Deductions.  We do not make deductions from amounts in the Guaranteed Account to cover mortality and expense risks.  We consider these risks when determining the credited rate.  The following other types of charges may be deducted from amounts held in, withdrawn or transferred from the Guaranteed Account:

•      Market Value Adjustment (MVA).  An MVA may be applied to amounts transferred or withdrawn prior to the end of a guaranteed term, which reflects changes in interest rates since the deposit period.  The MVA may be positive or negative and therefore may increase or decrease the amount withdrawn to satisfy a transfer or withdrawal request.  See “Market Value Adjustment (MVA).”

•      Tax Penalties and/or Tax Withholding.  Amounts withdrawn may be subject to withholding for federal income taxes, as well as a 10% penalty tax for amounts withdrawn prior to your having attained age 59½.  See “Taxation”; see also the “Taxation” section of the applicable variable annuity contract prospectus.

•      Early Withdrawal Charge.  An early withdrawal charge, which is a deferred sales charge, may apply to amounts withdrawn from the contract, in order to reimburse us for some of the sales and administrative expenses associated with the contract.  See “Contract Charges”; see also the “Fees” section of the contract prospectus.

•      Maintenance Fee.  A maintenance fee of up to $30 may be deducted, on an annual basis, pro rata from all funding options including the Guaranteed Account.  See “Contract Charges”; see also the “Fees” section of the contract prospectus.

•      Transfer Fees.  During the accumulation phase, transfer fees of up to $10 per transfer may be deducted from amounts held in or transferred from the Guaranteed Account.  See “Contract Charges”; see also the “Fees” section of the contract prospectus.

SD Guaranteed Account                                                                                                                       1

•      Premium Taxes.  We may deduct premium taxes of up to 4% from amounts in the Guaranteed Account.  See “Contract Charges”; see also the “Fees” section of the applicable variable annuity contract prospectus.

•      Premium Bonus Option Charge.  If you elected the premium bonus option, a charge will be deducted from amounts allocated to the Guaranteed Account, resulting in a 0.50% reduction in the interest which would have been credited to your account during the first seven account years if you had not elected the premium bonus option.  See “Contract Charges”; see also the “Fee Tables,” “Fees” and “Premium Bonus Option” sections of the contract prospectus.

Market Value Adjustment (MVA).  If you withdraw or transfer your account value from the Guaranteed Account before a guaranteed term is complete, an MVA may apply.  The MVA reflects the change in the value of the investment due to changes in interest rates since the date of deposit.  The MVA may be positive or negative depending upon interest rate activity at the time of withdrawal or transfer.

An MVA will not apply to:

•      Amounts transferred or withdrawn at the end of a guaranteed term;

•      Transactions made under the maturity value transfer provision;

•      Transfers due to participation in the dollar cost averaging program (see “Market Value Adjustment” for certain restrictions);

•      Amounts distributed under a systematic distribution option (see “Systematic Distribution Options” in the contract prospectus);

•      Withdrawals for minimum distributions required by the Internal Revenue Code of 1986, as amended (Tax Code), and for which the early withdrawal charge is waived; and

•      Withdrawals due to your exercise of the right to cancel your contract.  See the “Right to Cancel” section of the contract prospectus.

MVAs applied to withdrawals or transfers from the Guaranteed Account will be calculated as an “aggregate MVA,” which is the sum of all MVAs applicable due to the withdrawal (see sidebar on “Market Value Adjustment (MVA)” section of this prospectus).  The following withdrawals will be subject to an aggregate MVA only if it is positive:

•      Withdrawals due to the election of a lifetime income option; and

•      Unless otherwise noted, payment of a guaranteed death benefit (if paid within the first six months following death).

All other withdrawals will be subject to an aggregate MVA, regardless of whether it is positive or negative, including:

•      Withdrawals due to the election of a nonlifetime income option;

•      Payment of a guaranteed death benefit due to the death of a spousal beneficiary or a joint contract holder who continued the account in his or her name after the death of the other joint contract holder;

•      Payment of a guaranteed death benefit more than six months after the date of death; and

•      Full or partial withdrawals during the accumulation phase (an MVA may not apply in certain situations; see “Market Value Adjustment (MVA)”).

See “Description of the Guaranteed Account” and “Market Value Adjustment (MVA).”

Maturity of a Guaranteed Term.  On or before the end of a guaranteed term, you may instruct us to:

•      Transfer the matured amount to one or more new guaranteed terms available under the current deposit period;

•      Transfer the matured amount to other available investment options; or

•      Withdraw the matured amount.

Amounts withdrawn may be subject to an early withdrawal charge, a maintenance fee, tax withholding and, if you are under age 59½, tax penalties.  Withdrawals may also result in the forfeiture of all or part of any premium bonus credited to the Guaranteed Account (see “Premium Bonus Option” in the applicable variable annuity contract prospectus).

See “Contract Charges”; see also the “Fees” and “Taxation” sections of the contract prospectus.

SD Guaranteed Account                                                                   2

description of the guaranteed account

General

The Guaranteed Account offers guaranteed interest rates for specific guaranteed terms.  For a particular guaranteed interest rate and guaranteed term to apply to your account dollars, you must invest them during the deposit period in which that rate and term are offered.  For guaranteed terms of one year or longer, we may offer different interest rates for specified time periods within a guaranteed term.  We may also offer more than one guaranteed term of the same duration with different guaranteed interest rates.

An MVA may be applied to any values withdrawn or transferred from a guaranteed term prior to the end of that guaranteed term, except for amounts transferred under the maturity value transfer provision, amounts transferred under the dollar cost averaging program, amounts withdrawn under a systematic distribution option, amounts withdrawn for minimum distributions required by the Tax Code and withdrawals due to your exercise of the right to cancel your contract.

MVAs applied to withdrawals or transfers from the Guaranteed Account will be calculated as an “aggregate MVA,” which is the sum of all MVAs applicable due to the withdrawal (see sidebar in “Market Value Adjustment (MVA)” section of this prospectus for an example of the calculation of the aggregate MVA).  The following withdrawals will be subject to an aggregate MVA only if it is positive:

•      Withdrawals due to the election of a lifetime income option; and

•      Unless otherwise noted, payment of a guaranteed death benefit (if paid within the first six months following death).

All other withdrawals will be subject to an aggregate MVA, regardless of whether it is positive or negative, including:

•      Withdrawals due to the election of a nonlifetime income option;

•      Payment of a guaranteed death benefit due to the death of a spousal beneficiary or a joint contract holder who continued the account in his or her name after the death of the other joint contract holder;

•      Payment of a guaranteed death benefit more than six months after the date of death; and

•      Full or partial withdrawals during the accumulation phase (an MVA may not apply in certain situations; see “Market Value Adjustment (MVA)”).

We maintain a toll-free telephone number for those wishing to obtain information concerning available deposit periods, guaranteed interest rates and guaranteed terms.  The telephone number is 1-800-366-0066.  At least 18 calendar days before a guaranteed term matures we will notify you of the upcoming deposit period dates and information on the current guaranteed interest rates, guaranteed terms and projected matured guaranteed term values.

Contributions to the Guaranteed Account

You may invest in the guaranteed terms available in the current deposit period by allocating new payments to the Guaranteed Account or by transferring a sum from other funding options available under the contract or from other guaranteed terms of the Guaranteed Account, subject to the transfer limitations described in the contract.  We may limit the number of guaranteed terms you may select.  Currently, if the dollar cost averaging program is in effect in a guaranteed term and you wish to add an additional deposit to be dollar cost averaged, all amounts to be dollar cost averaged will be combined and the dollar cost averaging amount will be recalculated.  This will affect the duration of amounts in the guaranteed term.

Although there is currently no limit, we reserve the right to limit the total number of investment options you may select at any one time during the life of the contract.  For purposes of determining any limit, each guaranteed term counts as one investment option.  Although we may require a minimum payment(s) to a contract, we do not require a minimum investment for a guaranteed term.  Refer to the contract prospectus.  There is a $500 minimum for transfers from other funding options.

Investments may not be transferred from a guaranteed term during the deposit period in which the investment is applied or during the first 90 days after the close of the deposit period.  This restriction does not apply to amounts transferred or withdrawn under the maturity value transfer provision, to amounts transferred under the dollar cost averaging program or, in some situations, withdrawn because you discontinued the dollar cost averaging program, or to amounts distributed under a systematic distribution option.  See “Maturity Value Transfer Provision” and “Transfers.”

SD Guaranteed Account                                                                   3

Deposit Period

The deposit period is the period of time during which you may direct investments to a particular guaranteed term(s) and receive a stipulated guaranteed interest rate(s).  The deposit period for a guaranteed term ends upon the commencement of that specific guaranteed term.  Each deposit period may be a month, a calendar quarter or any other period of time we specify.

Guaranteed Terms

A guaranteed term is the time we specify during which we credit the guaranteed interest rate.  We offer guaranteed terms at our discretion for various periods ranging up to and including ten years.  We may limit the number of guaranteed terms you may select and may require enrollment in the dollar cost averaging program.

Guaranteed Interest Rates

Guaranteed interest rates are the rates that we guarantee will be credited on amounts applied during a deposit period for a specific guaranteed term.  We may offer different guaranteed interest rates on guaranteed terms of the same duration.  Guaranteed interest rates are annual effective yields, reflecting a full year’s interest.  We credit interest at a rate that will provide the guaranteed annual effective yield over one year.  Guaranteed interest rates are credited according to the length of the guaranteed term as follows:

Guaranteed Terms of One Year or Less.  The guaranteed interest rate is credited from the date of deposit to the last day of the guaranteed term.

Guaranteed Terms of Greater than One Year.  Several different guaranteed interest rates may be applicable during a guaranteed term of more than one year.  The initial guaranteed interest rate is credited from the date of deposit to the end of a specified period within the guaranteed term.  We may credit several different guaranteed interest rates for subsequent specific periods of time within the guaranteed term.  For example, for a five-year guaranteed term we may guarantee 7% for the first year, 6.75% for the next two years and 6.5% for the remaining two years.  We reserve the right however, to apply one guaranteed interest rate for an entire guaranteed term.

We will not guarantee or credit a guaranteed interest rate below the minimum rate specified in the contract, nor will we credit interest at a rate above the guaranteed interest rate we announce prior to the start of a deposit period.

Our guaranteed interest rates are influenced by, but are not determined by, interest rates available on fixed income investments we may buy using deposits directed to the Guaranteed Account (see “Investments”).  We consider other factors when determining guaranteed interest rates including regulatory and tax requirements, sales commissions and administrative expenses borne by the Company, general economic trends and competitive factors.  We make the final determination regarding guaranteed interest rates.  We cannot predict the level of future guaranteed interest rates.

Maturity of a Guaranteed Term.  At least 18 calendar days prior to the maturity of a guaranteed term we will notify you of the upcoming deposit period, the projected value of the amount maturing at the end of the guaranteed term and the guaranteed interest rate(s) and guaranteed term(s) available for the current deposit period.

When a guaranteed term matures, the amounts in any maturing guaranteed term may be:

•      Transferred to a new guaranteed term(s), if available under the contract;

•      Transferred to any of the allowable investment options available under the contract; or

•      Withdrawn from the contract.

We do not apply an MVA to amounts transferred or withdrawn from a guaranteed term on the date the guaranteed term matures.  Amounts withdrawn, however, may be subject to an early withdrawal charge, a maintenance fee, taxation and, if the contract holder is under age 59½, tax penalties.  Withdrawals may also result in the forfeiture of all or part of any premium bonus credited to the Guaranteed Account (see “Premium Bonus Option” in the contract prospectus).

If we have not received direction from you by the maturity date of a guaranteed term, we will automatically transfer the matured term value to a new guaranteed term of similar length.  If the same guaranteed term is no longer available, the next shortest guaranteed term available in the current deposit period will be used.  If no shorter guaranteed term is available, the next longest guaranteed term will be used.

SD Guaranteed Account                                                                   4

Under the Guaranteed Account, each guaranteed term is counted as one funding option.  If a guaranteed term matures, and is renewed for the same term, it will not count as an additional investment option for purposes of any limitation on the number of investment options.

You will receive a confirmation statement, plus information on the new guaranteed rate(s) and guaranteed term.

Maturity Value Transfer Provision

If we automatically reinvest the proceeds from a matured guaranteed term, you may transfer or withdraw from the Guaranteed Account the amount that was reinvested without an MVA.

An early withdrawal charge and maintenance fee may apply to withdrawals.  If the full amount reinvested is transferred or withdrawn, we will include interest credited to the date of the transfer or withdrawal.  This provision is only available until the last business day of the month following the maturity date of the prior guaranteed term.  This provision only applies to the first transfer or withdrawal request received from the contract holder with respect to a particular matured guaranteed term value, regardless of the amount involved in the transaction.

transfers

We allow you to transfer all or a portion of your account value to the Guaranteed Account or to other investment options under the contract.  We do not allow transfers from any guaranteed term to any other guaranteed term or investment option during the deposit period for that guaranteed term or for 90 days following the close of that deposit period.  The 90-day wait does not apply to:

•      Amounts transferred on the maturity date or under the maturity value transfer provision;

•      Amounts transferred from the Guaranteed Account before the maturity date due to the election of an income phase payment option;

•      Amounts distributed under a systematic distribution option;

•      Amounts transferred from an available guaranteed term in connection with the dollar cost averaging program; and

•      Withdrawals due to your exercise of the right to cancel your contract.  See the “Right to Cancel” section of the contract prospectus.

Transfers after the 90-day period are permitted from a guaranteed term(s) to another guaranteed term(s) available during a deposit period or to other available investment options.  We will apply an MVA to transfers made before the end of a guaranteed term.  Transfers within one calendar month of a term’s maturity date are not counted as one of the 12 free transfers of accumulated values in the account.

When the contract holder requests the transfer of a specific dollar amount, we account for any applicable MVA in determining the amount to be withdrawn from a guaranteed term(s) to fulfill the request.  Therefore, the amount we actually withdraw from the guaranteed term(s) may be more or less than the requested dollar amount (see “Appendix I” for an example).  For more information on transfers, see the contract prospectus.

withdrawals

The contract allows for full or partial withdrawals from the Guaranteed Account at any time during the accumulation phase.  To make a full or partial withdrawal, a request form (available from us) must be properly completed and submitted to our Home Office (or other designated office as provided in the contract).

Partial withdrawals are made pro rata from each guaranteed term group.  Within each guaranteed term group, we will first withdraw funds from the oldest deposit period until depleted, then from the next oldest and so on.

SD Guaranteed Account                                                                   5

We may apply an MVA to withdrawals made prior to the end of a guaranteed term, except for withdrawals made under the maturity value transfer provision (see “Market Value Adjustment”).  We may deduct an early withdrawal charge and maintenance fee.  The early withdrawal charge is a deferred sales charge which may be deducted upon withdrawal to reimburse us for some of the sales and administrative expenses associated with the contract.  A maintenance fee, up to $30, may be deducted pro rata from each of the funding options, including the Guaranteed Account.  Refer to the contract prospectus for a description of these charges.  When a request for a partial withdrawal of a specific dollar amount is made, we will include the MVA in determining the amount to be withdrawn from the guaranteed term(s) to fulfill the request.  Therefore, the amount we actually take from the guaranteed term(s) may be more or less than the dollar amount requested.  See “Appendix I” for an example.

Deferral of Payments

Under certain emergency conditions, we may defer payment of a Guaranteed Account withdrawal for up to six months.  Refer to the contract prospectus for more details.

Reinstatement Privilege

You may elect to reinstate all or a portion of a full withdrawal during the 30 days following such a withdrawal.  We must receive amounts for reinstatement within 60 days of the withdrawal.

We will apply reinstated amounts to the current deposit period(s).  This means that the guaranteed annual interest rate(s) and guaranteed terms available on the date of reinstatement will apply.  Amounts will be reinstated to the guaranteed terms in the same proportion as prior to the full withdrawal.  We will not credit your account for market value adjustments or any premium bonus forfeited that we deducted at the time of withdrawal or refund any taxes that were withheld.  Refer to the contract prospectus for further details.

market value adjustment (MVA)

We apply an MVA to amounts transferred or withdrawn from the Guaranteed Account prior to the end of a guaranteed term.  To accommodate early withdrawals or transfers, we may need to liquidate certain assets or use cash that could otherwise be invested at current interest rates.  When we sell assets prematurely we could realize a profit or loss depending upon market conditions.

The MVA reflects changes in interest rates since the deposit period.  When interest rates increase after the deposit period, the value of the investment decreases and the MVA amount will be negative.  Conversely, when interest rates decrease after the deposit period, the value of the investment increases and the MVA amount will be positive.  Therefore, the application of an MVA may increase or decrease the amount withdrawn from a guaranteed term to satisfy a withdrawal or transfer request.

An MVA will not apply to:

•      Amounts transferred or withdrawn at the end of a guaranteed term;

•      Transactions made under the maturity value transfer provision;

•      Transfers due to participation in the dollar cost averaging program*;

•      Amounts distributed under a systematic distribution option—see “Systematic Distribution Options” in the contract prospectus; or

•      Withdrawals for minimum distributions required by the Tax Code and for which the early withdrawal charge is waived.

*      If you discontinue the dollar cost averaging program and transfer the amounts in it, subject to the Company’s terms and conditions governing guaranteed terms, to another guaranteed term, an MVA will apply.

MVAs applied to withdrawals or transfers from the Guaranteed Account will be calculated as an “aggregate MVA,” which is the sum of all MVAs applicable due to the withdrawal (see sidebar for an example of the calculation of the aggregate MVA).  The following withdrawals will be subject to an aggregate MVA only if it is positive:

•      Withdrawals due to the election of a lifetime income option; and

•      Unless otherwise noted, payment of a guaranteed death benefit (if paid within the first six months following death).

SD Guaranteed Account                                                                   6

All other withdrawals will be subject to an aggregate MVA, regardless of whether it is positive or negative, including:

•      Withdrawals due to the election of a nonlifetime income option;

•      Payment of a guaranteed death benefit due to the death of a spousal beneficiary or a joint contract holder who continued the account in his or her name after the death of the other joint contract holder;

•      Payment of a guaranteed death benefit more than six months after the date of death; and

•      Full or partial withdrawals during the accumulation phase (an MVA may not apply in certain situations, as noted above).

Aggregate MVA—The total of all MVAs applied due to a transfer or withdrawal.

Calculation of the Aggregate MVA—In order to satisfy a transfer or withdrawal, amounts may be withdrawn from more than one guaranteed term, with more than one guaranteed interest rate. In order to determine the MVA applicable to such a transfer or withdrawal, the MVAs applicable to each guaranteed term will be added together, in order to determine the “aggregate MVA.”

Example:

$1,000 withdrawal, two guaranteed terms,

MVA1 = $10, MVA2 = $–30

$10 + $–30 = $–20.

Aggregate MVA = $–20.

Example:

$1,000 withdrawal, two guaranteed terms,

MVA1 = $30, MVA2 = $–10

$30 + $–10 = $20.

Aggregate MVA = $20.

Calculation of the MVA

The amount of the MVA depends upon the relationship between:

•      The deposit period yield of U.S. Treasury Notes that will mature in the last quarter of the guaranteed term; and

•      The current yield of such U. S. Treasury Notes at the time of withdrawal.

If the current yield is less than the deposit period yield, the MVA will decrease the amount withdrawn from a guaranteed term to satisfy a transfer or withdrawal request (the MVA will be positive).  If the current yield is greater than the deposit period yield, the MVA will increase the amount withdrawn from a guaranteed term (the MVA will be negative or detrimental to the investor).

Deposit Period Yield

We determine the deposit period yield used in the MVA calculation by considering interest rates prevailing during the deposit period of the guaranteed term from which the transfer or withdrawal will be made.  First, we identify the Treasury Notes that mature in the last three months of the guaranteed term.  Then, we determine their yield-to-maturity percentages for the last business day of each week in the deposit period.  We then average the resulting percentages to determine the deposit period yield.

Treasury Note information may be found each business day in publications such as the Wall Street Journal, which publishes the yield-to-maturity percentages for all Treasury Notes as of the preceding business day.

Current Yield

We use the same Treasury Notes identified for the deposit period yield to determine the current yield—Treasury Notes that mature in the last three months of the guaranteed term.  However, we use the yield-to-maturity percentages for the last business day of the week preceding the withdrawal and average those percentages to get the current yield.

SD Guaranteed Account                                                                   7

MVA Formula

The mathematical formula used to determine the MVA is:

{	1+i 1+j	}	X/365

where i is the deposit period yield; j is the current yield; and x is the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term. (For examples of how we calculate MVA, refer to Appendix I.)

We make an adjustment in the formula of the MVA to reflect the period of time remaining in the guaranteed term from the Wednesday of the week of a withdrawal.

contract charges

Certain charges may be deducted directly or indirectly from the funding options available under the contract, including the Guaranteed Account.  The contract may have a maintenance fee of up to $30 that we will deduct, on an annual basis, pro rata from all funding options including the Guaranteed Account.  We may also deduct a maintenance fee upon full withdrawal of a contract.

The contract may have an early withdrawal charge that we will deduct, if applicable, upon a full or partial withdrawal from the contract.  If the withdrawal occurs prior to the maturity of a guaranteed term, both the early withdrawal charge and an MVA may be assessed.

We do not make deductions from amounts in the Guaranteed Account to cover mortality and expense risks.  Rather, we consider these risks when determining the interest rate to be credited.

Also, if you elected the premium bonus option, a charge will be deducted from amounts allocated to the Guaranteed Account, resulting in a 0.50% reduction in the interest which would have been credited to your account during the first seven account years if you had not elected the premium bonus option.  See the “Fee Tables,” “Fees” and “Premium Bonus Option” sections of the contract prospectus.

We may deduct a charge for premium taxes of up to 4% from amounts in the Guaranteed Account.

During the accumulation phase, we reserve the right to charge transfer fees of up to $10 per transfer from amounts held in or transferred from the Guaranteed Account.

Refer to the contract prospectus for details on contract deductions.

other topics

Voya Insurance and Annuity Company

We are an Iowa stock life insurance company, which was originally organized in 1973 under the insurance laws of Minnesota.  Prior to September 1, 2014 we were known as ING USA Annuity and Life Insurance Company.  Prior to January 1, 2004, we were known as Golden American Life Insurance Company.  We are an indirect, wholly owned subsidiary of Voya Financial, Inc. (“Voya®”), which until April 7, 2014, was known as ING U.S., Inc.  In May 2013, the common stock of Voya began trading on the New York Stock Exchange under the symbol "VOYA" and Voya completed its initial public offering of common stock.

SD Guaranteed Account                                                                   8

Prior to March 9, 2015, Voya was an affiliate of ING Groep N.V. (“ING”), a global financial institution active in the fields of insurance, banking and asset management. On March 9, 2015, ING completed a public secondary offering of Voya common stock (the “March 2015 Offering”) and also completed the sale of Voya common stock to Voya pursuant to the terms of a share repurchase agreement (the “March 2015 Direct Share Buyback”) (the March 2015 Offering and the March 2015 Direct Share Buyback collectively, the “March 2015 Transactions”). Upon completion of the March 2015 Transactions, ING has exited its stake in Voya common stock. As a result of the completion of the March 2015 Transactions, ING has satisfied the provisions of its agreement with the European Union regarding the divestment of its U.S. insurance and investment operations, which required ING to divest 100% of its ownership interest in Voya together with its subsidiaries, including the Company by the end of 2016.

Directed Services LLC, the distributor of the Contracts is also a wholly owned indirect subsidiary of Voya.

Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

Income Phase

The Guaranteed Account may not be used as a funding option during the income phase.  Amounts invested in guaranteed terms must be transferred to one or more of the options available to fund income payments before income payments can begin.

An aggregate MVA, as previously described, may be applied to amounts transferred to fund income payments before the end of a guaranteed term.  Amounts used to fund lifetime income payments will receive either a positive aggregate MVA or none at all; however, amounts transferred to fund a nonlifetime income payment option may receive either a positive or negative aggregate MVA.  Refer to the contract prospectus for a discussion of the income phase.

Investments

Amounts applied to the Guaranteed Account will be allocated to a nonunitized separate account established under Iowa law.  A nonunitized separate account is a separate account in which the contract holder does not participate in the performance of the assets through unit values or any other interest.  Contract holders allocating funds to the nonunitized separate account do not receive a unit value of ownership of assets accounted for in this separate account.  The risk of investment gain or loss is borne entirely by the Company.  All Company obligations due to allocations to the nonunitized separate account are contractual guarantees of the Company and are accounted for in the separate account.  All of the general assets of the Company are available to meet our contractual guarantees.  Income, gains and losses of the separate account are credited to or charged against the separate account without regard to other income, gains or losses of the Company.

Types of Investments.  We intend to invest primarily in investment-grade fixed income securities including:

•      Securities issued by the United States Government;

•      Issues of United States Government agencies or instrumentalities (these issues may or may not be guaranteed by the United States Government);

•      Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody’s Investors Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor’s Corporation (AAA, AA, A or BBB) or any other nationally-recognized rating service;

•      Other debt instruments, including those issued or guaranteed by banks or bank holding companies, and of corporations, which although not rated by Moody’s, Standard & Poor’s or other nationally-recognized rating services, are deemed by the Company’s management to have an investment quality comparable to securities which may be purchased as stated above; and

•      Commercial paper, cash or cash equivalents and other short-term investments having a maturity of less than one year, which are considered by the Company’s management to have investment quality comparable to securities, which may be purchased as stated above.

We may invest in futures and options.  We purchase financial futures, related options and options on securities solely for non-speculative hedging purposes.  Should securities prices be expected to decline, we may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the nonunitized separate account.  Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or may purchase options on securities.

SD Guaranteed Account                                                                   9

We are not obligated to invest the assets attributable to the contract according to any particular strategy, except as required by Iowa and other state insurance laws.  The guaranteed interest rates established by the Company are not determined by the performance of the nonunitized separate account.

Taxation

You should seek advice from your tax and/or legal adviser as to the application of federal (and where applicable, state and local) tax laws to amounts paid to or distributed under the contract.  Refer to the applicable variable annuity contract prospectus for a discussion of tax considerations.

Taxation of the Company.  We are taxed as a life insurance company under the Tax Code.  We own all assets supporting the contract obligations.  Any income earned on such assets is considered income to the Company.  We do not intend to make any provision or impose a charge under the contracts with respect to any tax liability of the Company other than state premium taxes.

Taxation of Payments and Distributions.  For information concerning the tax treatment of payments to and distributions from the contract, please refer to the applicable variable annuity contract prospectus.

Experts

The financial statements of the Company on Form 10-K for the year ended December 31, 2014 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The primary business address of Ernst & Young LLP is Suite 1000, 55 Ivan Allen Jr. Boulevard, Atlanta, GA 30308.

Legal Proceedings

We are not aware of any pending legal proceedings that are likely to have a material adverse effect upon the Company’s ability to meet its obligations under the contract, Directed Services LLC’s ability to distribute the contract or upon the separate account.

Litigation.  Notwithstanding the foregoing, the Company and/or Directed Services LLC, is a defendant in a number of litigation matters arising from the conduct of its business, both in the ordinary course and otherwise. In some of these matters, claimants seek to recover very large or indeterminate amounts, including compensatory, punitive, treble and exemplary damages. Certain claims are asserted as class actions. Modern pleading practice in the U.S. permits considerable variation in the assertion of monetary damages and other relief. The variability in pleading requirements and past experience demonstrates that the monetary and other relief that may be requested in a lawsuit or claim oftentimes bears little relevance to the merits or potential value of a claim.

Regulatory Matters.  As with other financial services companies, the Company and its affiliates, including Directed Services LLC, periodically receive informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the Company or the financial services industry.  It is the practice of the Company to cooperate fully in these matters. Regulatory investigations, exams, inquiries and audits could result in regulatory action against the Company or subject the Company to settlement payments, fines, penalties and other financial consequences, as well as changes to the Company’s policies and procedures.

The outcome of a litigation or regulatory matter and the amount or range of potential loss is difficult to forecast and estimating potential losses requires significant management judgment.  It is not possible to predict the ultimate outcome for all pending litigation and regulatory matters and given the large and indeterminate amounts sought and the inherent unpredictability of such matters, it is possible that an adverse outcome in certain litigation or regulatory matters could, from time to time, have a material adverse effect upon the Company's results of operations or cash flows in a particular quarterly or annual period.

SD Guaranteed Account                                                                   10

Further Information

This prospectus does not reflect all of the information contained in the registration statement, of which this prospectus is a part.  Portions of the registration statement have been omitted from this prospectus as allowed by the SEC.  You may obtain the omitted information from the offices of the SEC, as described below.  We are required by the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, to file periodic reports and other information with the SEC.  You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

Securities and Exchange Commission

100 F Street, NE, Room 1580

Washington, DC 20549

You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office.  You may obtain information on the operation of the Public Reference Room by calling the SEC at either 1-800-SEC-0330 or 1-202-942-8090.

Our filings are available to the public on the SEC’s website at www.sec.gov.  (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC website or our website into this prospectus.)  When looking for more information about the Contract, you may find it useful to use the number assigned to the registration statement under the Securities Act of 1933.  This number is

333-133154.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means that the incorporated document is considered part of this prospectus.  We can disclose important information to you by referring you to this document.  This prospectus incorporates by reference the Annual Report on Form 10-K for the year ended December 31, 2014.  Form 10-K contains additional information about the Company and includes certified financial statements as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014.  We were not required to file any other reports pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2014.  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus.

You may request a free copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them).  Please direct your request to:

Voya Insurance and Annuity Company

Customer Service

P.O. Box 9271

Des Moines, Iowa 50306-9271

1-800-366-0066

Inquiries

You may contact us directly by writing or calling us at the address or phone number shown above.

SD Guaranteed Account                                                                   11

appendix I

Examples of Market Value Adjustment Calculations

The following are examples of market value adjustment (MVA) calculations using several hypothetical deposit period yields and current yields.  These examples do not include the effect of any early withdrawal charge or other fees or deductions that may be assessed under the contract upon withdrawal.

EXAMPLE I

Assumptions: i, the deposit period yield, is 4% j, the current yield, is 6% x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.	Assumptions: i, the deposit period yield, is 5% j, the current yield, is 6% x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.

MVA = {	(1+i)	}	x	MVA = {	(1+i)	}	x
			365				365
	(1+j)				(1+j)
= {	(1.04)	}	927	= {	(1.05)	}	927
			365				365
	(1.06)				(1.06)

= .9528				= .9762

In this example, the deposit period yield of 4% is less than the current yield of 6%; therefore, the MVA is less than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be increased to compensate for the negative MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $2,099.08 withdrawal from the guaranteed term.

In this example, the deposit period yield of 5% is less than the current yield of 6%; therefore, the MVA is less than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be increased to compensate for the negative MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $2,048.76 withdrawal from the guaranteed term.

SD Guaranteed Account                                                                   1-1

EXAMPLE II
Assumptions: i, the deposit period yield, is 6% j, the current yield, is 4% x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.	Assumptions: i, the deposit period yield, is 5% j, the current yield, is 4% x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.

MVA = {	(1+i)	}	x	MVA = {	(1+i)	}	x
			365				365
	(1+j)				(1+j)
= {	(1.06)	}	927	= {	(1.05)	}	927
			365				365
	(1.04)				(1.04)

=1.0496				=1.0246

In this example, the deposit period yield of 6% is greater than the current yield of 4%; therefore, the MVA is greater than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be decreased to compensate for the positive MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $1,905.49 withdrawal from the guaranteed term.

In this example, the deposit period yield of 5% is greater than the current yield of 4%; therefore, the MVA is greater than one. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be decreased to compensate for the positive MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $1,951.98 withdrawal from the guaranteed term.

SD Guaranteed Account                                                                   I-2

appendix II

Examples of Market Value Adjustment Yields

The following hypothetical examples show the MVA based upon a given current yield at various times remaining in the guaranteed term.  Table A illustrates the application of the MVA based upon a deposit period yield of 6%; Table B illustrates the application of the MVA based upon a deposit period yield of 5%.  The MVA will have either a positive or negative influence on the amount withdrawn from or remaining in a guaranteed term.  Also, the amount of the MVA generally decreases as the end of the guaranteed term approaches.

TABLE A: Deposit Period Yield of 6%
Current Yield	Change in Deposit Period Yield	Time Remaining to Maturity of Guaranteed Term
		8 Years	6 Years	4 Years	2 Years	1 Year	3 Months
9%	3%	-20.0%	-15.4%	-10.6%	-5.4%	-2.8%	-0.7%
8%	2%	-13.9%	-10.6%	-7.2%	-3.7%	-1.9%	-0.5%
7%	1%	-7.2%	-5.5%	-3.7%	-1.9%	-0.9%	-0.2%
6%	0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4%	-2%	16.5%	12.1%	7.9%	3.9%	1.9%	0.5%
3%	-3%	25.8%	18.8%	12.2%	5.9%	2.9%	0.7%
2%	-4%	36.0%	26.0%	16.6%	8.0%	3.9%	1.0%
1%	-5%	47.2%	33.6%	21.3%	10.1%	5.0%	1.2%
TABLE B: Deposit Period Yield of 5%
Current Yield	Change in Deposit Period Yield	Time Remaining to Maturity of Guaranteed Term
		8 Years	6 Years	4 Years	2 Years
1 Year
							3 Months
9%	3%	-25.9%	-20.1%	-13.9%	-7.2%	-3.7%	-0.9%
8%	2%	-20.2%	-15.6%	-10.7%	-5.5%	-2.8%	-0.7%
7%	1%	-14.0%	-10.7%	-7.3%	-3.7%	-1.9%	-0.5%
6%	0%	-7.3%	-5.5%	-3.7%	-1.9%	-0.9%	-0.2%
4%	-2%	8.0%	5.9%	3.9%	1.9%	1.0%	0.2%
3%	-3%	16.6%	12.2%	8.0%	3.9%	1.9%	0.5%
2%	-4%	26.1%	19.0%	12.3%	6.0%	2.9%	0.7%
1%	-5%	36.4%	26.2%	16.8%	8.1%	4.0%	1.0%

SD Guaranteed Account                                                                   II-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Not Applicable

Item 15. Indemnification of Directors and Officers

Voya Insurance and Annuity Company (VIAC) shall indemnify (including therein the prepayment of expenses) any person who is or was a director, officer or employee, or who is or was serving at the request of VIAC as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him with respect to any threatened, pending or completed action, suit or proceedings against him by reason of the fact that he is or was such a director, officer or employee to the extent and in the manner permitted by law.

VIAC may also, to the extent permitted by law, indemnify any other person who is or was serving VIAC in any capacity. The Board of Directors shall have the power and authority to determine who may be indemnified under this paragraph and to what extent (not to exceed the extent provided in the above paragraph) any such person may be indemnified.

A corporation may procure indemnification insurance on behalf of an individual who is or was a director of the corporation. Consistent with the laws of the State of Iowa, Voya Financial, Inc. maintains Professional Liability and Fidelity bond, Employment Practices liability and Network Security insurance policies issued by an international insurer. The policies cover Voya Financial, Inc. and any company in which Voya Financial, Inc. has a controlling financial interest of 50% or more. These policies cover the funds and assets of the principal underwriter/depositor  under the care, custody and control of Voya Financial, Inc. and/or its subsidiaries. The policies provide for the following types of coverage:  Errors and Omissions/Professional Liability, Employment Practices liability Fidelity/Crime (a/k/a “Financial Institutional Bond”) and Network Security (a.k.a. “Cyber/IT”).

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant, as provided above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification by the Depositor is against public policy, as expressed in the Securities Act of 1933, and therefore may be unenforceable. In the event that a claim of such indemnification (except insofar as it provides for the payment by the Depositor of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Depositor by such director, officer or controlling person and the SEC is still of the same opinion, the Depositor or Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Depositor is against public policy as expressed by the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 16. Exhibits

Exhibits:

1(i)

Intercompany Agreement dated December 22, 2010 (effective January 1, 2010) between Directed Services LLC and ING USA Annuity and Life Insurance Company, incorporated herein by reference to Post Effective Amendment No. 55 to a Registration Statement on Form N-4 for ING USA Annuity and Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 6, 2011 (File Nos. 333-28679, 811-05626).

1(ii)

Amendment No. 1 to the Intercompany Agreement dated December 1, 2013 (effective December 23, 2013) to the Intercompany Agreement dated December 22, 2010 (effective January 1, 2010) between Directed Services LLC (DSL) and ING USA Annuity and Life Insurance Company, incorporated herein by reference to Post-Effective Amendment No. 44 to a Registration Statement on Form N-4 for ING USA Annuity and Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 9, 2014 (File Nos. 333-30180, 811-05626).

1(iii)

Amendment No. 2 to the Intercompany Agreement dated December 22, 2010 (effective September 30, 2014) between Directed Services LLC (DSL) and ING USA Annuity and Life Insurance Company (now known as “Voya Insurance and Annuity Company”, or “VIAC”), incorporated herein by reference to Post-Effective Amendment No. 23 to a Registration Statement on Form N-4 for Voya Insurance and Annuity Company Separate Account B filed with the Securities and Exchange Commission on December 30, 2014 (File Nos. 333-133944, 811-05626).

1(iv)

Amendment No. 3 to the Intercompany Agreement dated December 22, 2010 (effective April 1, 2015) between Directed Services LLC ("DSL") and Voya Insurance and Annuity Company ("VIAC”), incorporated herein by reference to Post-Effective Amendment No. 1 to a Registration Statement on Form N-4 for Voya Insurance and Annuity Company Separate Account B filed with the Securities and Exchange Commission on April 7, 2015 (File Nos. 333-196391, 811-05626).

1(v)

Intercompany Agreement dated December 22, 2010 (effective January 1, 2010) between ING Investment Management Co. LLC and ING USA Annuity and Life Insurance Company, incorporated herein by reference to Post Effective Amendment No. 55 to a Registration Statement on Form N-4 for ING USA Annuity and Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 6, 2011 (File Nos. 333-28679, 811-05626).

1(vi)

Amendment No. 1 to the Intercompany Agreement dated December 1, 2013 (effective December 23, 2013) to the Intercompany Agreement dated December 22, 2010 (effective January 1, 2010) between ING Investment Management LLC (IIM) and ING USA Annuity and Life Insurance Company, incorporated herein by reference to Post-Effective Amendment No. 44 to a Registration Statement on Form N-4 for ING USA Annuity and Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 9, 2014 (File Nos. 333-30180, 811-05626).

1(vii)

Amendment No. 2 to the Intercompany Agreement dated December 22, 2010 (effective September 30, 2014) between ING Investment Management LLC (IIM) (now known as “Voya Investment Management LLC”, or “VIM”) and ING USA Annuity and Life Insurance Company (now known as “Voya Insurance and Annuity Company”, or “VIAC”), incorporated herein by reference to Post-Effective Amendment No. 23 to a Registration Statement on Form N-4 for Voya Insurance and Annuity Company Separate Account B filed with the Securities and Exchange Commission on December 30, 2014 (File Nos. 333-133944, 811-05626).

4(i)

Deferred Combination Variable and Fixed Annuity Contract, (GA-IA-1080) incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on July 3, 2001 (File No. 333-57218, 811-05626).

4(ii)

Deferred Combination Variable and Fixed Master Contract, (GA-MA-1080) incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on July 3, 2001 (File No. 333-57218, 811-05626).

4(iii)

Deferred Combination Variable and Fixed Annuity Certificate, (GA-CA-1080), incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on form N-4 for Golden American Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on July 3, 2001 (File Nos. 333-57218, 811-05626).

4(iv)

Individual Deferred Variable Annuity Application, incorporated herein by reference to Post-Effective Amendment No. 5 to Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 16, 2003 (File Nos. 333-57218, 811-05626).

4(v)

Individual Retirement Annuity Rider, incorporated herein by reference to Post-Effective Amendment No. 34 to Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed on April 15, 2003 (File Nos. 033-23351, 811-05626).

4(vi)

Roth Individual Retirement Annuity Rider, incorporated herein by reference to Post-Effective Amendment No. 34 to Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed on April 15, 2003 (File Nos. 033-23351, 811-05626).

4(vii)

Simple Retirement Account Rider, incorporated herein by reference to Post-Effective Amendment No. 34 to Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed on April 15, 2003 (File Nos. 033-23351, 811-05626).

4(viii)

403(b) Rider, incorporated herein by reference to Post-Effective Amendment No. 34 to Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed on April 15, 2003 (File Nos. 033-23351, 811-05626).

4(iv)

Company Address and Name Change Endorsement, incorporated herein by reference to Post-Effective Amendment No. 25 to a Registration Statement on Form N-4 for ING USA Annuity and Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on February 13, 2004 (File Nos. 333-28679, 811-05626).

4(v)

Company Name Change Endorsement IU-RA-3140 to the Contract, Policy and/or Certificate (ING USA Annuity and Life Insurance Company changed to Voya Insurance and Annuity Company), incorporated herein by reference to Post-Effective Amendment No. 7 to a Registration Statement on Form S-3 for Voya Insurance and Annuity Company filed with the Securities and Exchange Commission on April 08, 2015 (File Nos. 333-133076).

5	Opinion of Counsel, attached.

23(i)	Consent of Independent Registered Public Accounting Firm, attached.

23(ii)	Consent of Counsel, (included in Exhibit (5) above).

24	Powers of Attorney, attached.

Exhibits other than those listed above are omitted because they are not required or are not applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

(a)           Rule 415 offerings.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)(ii)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relaying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)               Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           Filings incorporating subsequent Exchange Act documents by reference:  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Request for Acceleration of Effective Date:  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, State of Connecticut, on April 10, 2015.

By:	VOYA INSURANCE AND ANNUITY COMPANY (Registrant)

By:	/s/ Michael S. Smith
Michael S. Smith*
President and Director (principal executive officer)

By:	/s/ J. Neil McMurdie
J. Niel McMurdie as Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 10, 2015.

Signatures	Titles

/s/ Michael S. Smith	President and Director
Michael S. Smith*	(principal executive officer)

/s/ Steven T. Pierson	Senior Vice President and Chief Accounting Officer
Steven T. Pierson*

/s/ David P. Wiland	Senior Vice President and Chief Financial Officer
David P. Wiland*

/s/ Alain M. Karaoglan	Director
Alain M. Karaoglan*

/s/ Rodney O. Martin	Director
Rodney O. Martin*

/s/ Chetlur S. Ragavan	Director
Chetlur S. Ragavan*

/s/ Ewout L. Steenbergen	Director
Ewout L. Steenbergen*

By:	/s/ J. Neil McMurdie
J. Neil McMurdie as Attorney-in-Fact

*Executed by J. Neil McMurdie on behalf of those indicated pursuant to Powers of Attorney.

EXHIBIT INDEX

ITEM	EXHIBIT	PAGE #

16(5)	Opinion of Counsel	EX-5
16(23)(i)	Consent of Independent Registered Public Accounting Firm	EX-23.I
16(23)(ii)	Consent of Counsel	*
16(24)	Powers of Attorney	EX-24

__________________________

*Included in Exhibit 5 above